Exhibit 10.42
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
EXECUTION COPY
CONSENT AND RELEASE AGREEMENT
     THIS CONSENT AND RELEASE AGREEMENT (this “Agreement”) is made and entered into effective as of December 18, 2009 (the “Effective Date”), by and among The Medicines Company, a Delaware corporation with offices at 8 Sylvan Way, Parsippany, NJ 07054 (“MDCO”), Washington Cardiovascular Associates, LLC, a Maryland limited liability company with offices at 11410 River Road, Potomac, MD 20854 (“WCA”), HDLT LLC, a Delaware limited liability company with offices at 95 South Terrace, Short Hills, NJ 07078 (“HDLT”), H. Bryan Brewer, Jr., an individual residing at 11410 River Road, Potomac, MD 20854 (“Brewer”), Silvia Santamarina-Fojo, an individual residing at 11410 River Road, Potomac, MD 20854 (“Santamarina-Fojo” and, together with WCA and Brewer, the “Brewer Parties”) and Michael Matin, an individual residing at 95 South Terrace, Short Hills, NJ 07078 (“Matin” and, together with Brewer, the “Principals”).
     WHEREAS, the Principals own all of the membership interests of HDLT, and Brewer and Santamarina-Fojo (who is the spouse of Brewer) own all of the membership interests of WCA;
     WHEREAS, WCA and MDCO previously entered into a Confidential Disclosure Agreement, effective as of May 22, 2009, between them (the “CDA”), relating to certain intellectual property rights (collectively, the “ACS Asset”) to be licensed from Pfizer Inc., a Delaware corporation (“Pfizer”);
     WHEREAS, pursuant to the CDA the Brewer/Matin Parties (defined below) made MDCO aware of the opportunity to license the ACS Asset from Pfizer and provided MDCO with certain information related to such opportunity;
     WHEREAS, since the date of the CDA, MDCO has conducted discussions (the “Brewer/Matin Discussions”) with WCA, HDLT and the Principals (collectively and together with Santamarina-Fojo, the “Brewer/Matin Parties”) concerning a potential transaction between MDCO and Pfizer relating to the ACS Asset and the Brewer/Matin Parties’ potential participation in such transaction;
     WHEREAS, while the Brewer/Matin Discussions were ongoing, MDCO, with the knowledge and consent of the Brewer/Matin Parties, conducted discussions (the “Pfizer Discussions”) with Pfizer to negotiate the terms of the proposed license of the ACS Asset from Pfizer, which terms are set forth in the License Agreement, dated as of the Effective Date, by and between MDCO and Pfizer (the “Pfizer License Agreement”), attached hereto (with certain commercially sensitive terms redacted therefrom) as Exhibit A;
     WHEREAS, the Brewer/Matin Parties and MDCO (collectively, the “Consenting Parties”) desire to (i) provide for certain payments to be made by MDCO to the Brewer/Matin Parties in lieu of the Brewer/Matin Parties’ participation in the development and commercialization of the ACS Asset in any other manner, and (ii) document the Brewer/Matin Parties’ consent to the Pfizer License Agreement and the transactions contemplated thereby and the Consenting Parties’ mutual covenants and releases of claims in connection therewith, in each case on the terms and conditions of this Agreement; and

     WHEREAS, the Consenting Parties have placed fully executed originals of this Agreement in escrow with each of Goodwin Procter LLP (the “Brewer/Matin Agent”) and Wilmer Cutler Pickering Hale and Dorr LLP (the “MDCO Agent”), to be released by each of them from such escrow on the Effective Date as specified in this Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Consenting Parties (specifically including WCA, HDLT and Santamarina-Fojo despite the fact that payments hereunder are to be received by the Principals except as the Principals otherwise designate pursuant to Section 3(a)(ii), it being acknowledged and agreed by each of the Brewer/Matin Parties for all purposes that each of WCA, HDLT and Santamarina-Fojo is receiving sufficient consideration hereunder by reason of the payments to be made to the Principals (which payments shall be received by the Principals in their individual capacities and for the benefit of each of WCA and HDLT), WCA’s, HDLT’s and Santamarina-Fojo’s access to the reports to be provided by MDCO hereunder, and otherwise), the Consenting Parties hereby agree as follows:
     1. Certain Definitions. Capitalized terms used in this Agreement without definition shall have the respective meanings given them in the Pfizer License Agreement. For purposes of this Agreement the Pfizer License Agreement shall be the form of such agreement as is attached hereto as Exhibit A on the Effective Date and shall not include any amendments to such agreement unless and until MDCO and both of the Principals have agreed in writing to include such amendments to the Pfizer License Agreement for purposes of this Agreement (provided, however, for clarity, that no consent, approval or agreement of any of the Principals or any other Brewer/Matin Party will be required for any amendment to the Pfizer License Agreement).
     2. Consent to Pfizer License Agreement. Effective as of the time of release of this Agreement from escrow on the Effective Date as specified in Section 3(b), each of the Brewer/Matin Parties hereby consents to the execution, delivery and performance of the Pfizer License Agreement by each party thereto. MDCO shall give prompt written notice of any amendment or termination of the Pfizer License Agreement (except to the extent that any such amendment affects the provisions of the Pfizer License Agreement redacted on Exhibit A hereto or similar commercially sensitive terms) to each of the Principals, which notice (and the contents thereof) shall constitute MDCO Confidential Information (as defined below) for purposes of this Agreement.
     3. Upfront Payment; Escrow Release.
          (a) On or prior to the Effective Date, MDCO has deposited with the Brewer/Matin Agent the aggregate amount of $7,500,000 (the “Upfront Payment”), to be allocated as follows:
               (i) to each Principal, the sum of $[**] (amounting to $[**] for both Principals in the aggregate); and
               (ii) to one or more Persons designated by the Principals jointly, in writing, to MDCO prior to the Effective Date, the sum of $[**] as reimbursement of the

Brewer/Matin Parties’ reasonable out-of-pocket third party costs and expenses actually incurred in connection with the transactions relating to the ACS Asset, documented in a manner reasonably satisfactory to MDCO.
          (b) The effectiveness of this Agreement shall be deemed to occur at such time (occurring after this Agreement in fully executed form has been deposited in escrow with each of the Brewer/Matin Agent and the MDCO Agent and the full amount of the Upfront Payment has been deposited in escrow with the Brewer/Matin Agent) as MDCO or its counsel confirms to the Brewer/Matin Agent in writing (the “MDCO Release Confirmation”) that the Pfizer License Agreement has been entered into by each of MDCO and Pfizer substantially in the form of Exhibit A hereto (disregarding for this purpose the redacted portions of such Exhibit A). Upon delivery of the MDCO Release Confirmation to the Brewer/Matin Agent, (i) the Brewer/Matin Agent shall be deemed authorized to release the full amount of the Upfront Payment from escrow and to deliver the funds comprising the Upfront Payment to the Brewer/Matin Parties or their designees as specified herein, (ii) the fully executed form of this Agreement shall be deemed released from escrow (x) by the Brewer/Matin Agent to the Brewer/Matin Parties and (y) by the MDCO Agent to MDCO, and (iii) this Agreement shall be deemed released from escrow and effective for all purposes. For clarity, once the MDCO Release Confirmation has been delivered to the Brewer/Matin Agent, no other action by any Person shall be necessary to authorize the release of this Agreement or the Upfront Payment from escrow as specified herein, and each of MDCO and the Brewer/Matin Parties (and their respective counsel) is authorized to date this Agreement as of the date on which such release occurs (which shall constitute the Effective Date hereunder) upon such release.
          (c) Upon their release from escrow, the payments made pursuant to this Section 3 shall be one-time upfront, non-refundable and non-creditable payments.
     4. Milestone Payments. MDCO shall notify the Brewer/Matin Parties no later than when it notifies Pfizer of the achievement of the milestones described in Sections 4(a), 4(b) and 4(c) below. MDCO shall pay, at the times specified below in this Section 4, the milestone payment amounts specified below in this Section 4:
          (a) On the date on which the milestone payment described in Section 5.1.2 of the Pfizer License Agreement as payable “upon Commencement of the first Phase III Clinical Trial of a Product conducted by LICENSEE, its Affiliates or its or their permitted sublicensees” first becomes due and payable by MDCO under the Pfizer License Agreement, but in no event later than the date the milestone payment for such milestone is paid to Pfizer under the Pfizer License Agreement, to each Principal, the sum of $[**] (amounting to $[**] for both Principals in the aggregate).
          (b) On the date on which the milestone payment described in Section 5.1.2 of the Pfizer License Agreement as payable “upon receipt by LICENSEE, its Affiliates or its or their sublicensee(s) of the first Regulatory Approval by the FDA for a Product” first becomes due and payable by MDCO under the Pfizer License Agreement, but in no event later than the date the milestone payment for such milestone is paid to Pfizer under the Pfizer License Agreement, to each Principal, the sum of $[**] (amounting to $[**] for both Principals in the aggregate).

          (c) On the date on which the milestone payment described in Section 5.1.2 of the Pfizer License Agreement as payable “upon receipt by LICENSEE, its Affiliates or its or their sublicensee(s) of the first Regulatory Approval by the EMEA for a Product, including pricing and reimbursement approval with the applicable Regulatory Authorities in three Major European Countries” first becomes due and payable by MDCO under the Pfizer License Agreement, but in no event later than the date the milestone payment for such milestone is paid to Pfizer under the Pfizer License Agreement, to each Principal, the sum of $[**] (amounting to $[**] for both Principals in the aggregate).
          (d) All milestone payments specified in this Section 4 as being payable by MDCO under this Agreement shall be non-creditable and non-refundable payments and shall be subject to the provisions of Section 5.1.2 of the Pfizer License Agreement (other than the last sentence of such Section 5.1.2), mutatis mutandis, including the requirement that, regardless of the number of Products that achieve a milestone, none of the milestone payments specified in this Section 4 shall be payable more than once.
          (e) MDCO shall provide the Brewer/Matin Parties a copy of each report it provides to Pfizer pursuant to the third sentence of Section 4.1 of the Pfizer License Agreement at such time as it provides such report to Pfizer. All such reports shall constitute MDCO Confidential Information for purposes of this Agreement. In addition, if MDCO so requests in writing, each of the Brewer/Matin Parties shall enter into a confidentiality agreement with Pfizer reasonably satisfactory to Pfizer (but not, without the consent of the Brewer/Matin Parties, more restrictive than the terms and provisions of this Agreement) to further protect the confidentiality of such reports, of all other information relating to the Pfizer License Agreement and of all data, documentation and arrangements contemplated thereby (such as, without limitation, royalty or Net Sales reports (and certifications relating thereto), audit requests and audit reports) or any amendment thereto.
     5. Continuing Payments; Reports.
          (a) MDCO shall pay to each Principal, on each date on which Royalty payments become due and payable by MDCO pursuant to Section 5.1.3 of the Pfizer License Agreement, a continuing payment based on Net Sales of all Products in the Territory, where such continuing payments shall be calculated each Calendar Quarter by multiplying the Net Sales for such Calendar Quarter by [**] percent ([**]%) (amounting to [**] percent ([**]%) for both Principals in the aggregate); provided, however, that if Section 5.1.3(b) of the Pfizer License Agreement becomes operative with respect to any Product in any country in the Territory, then the continuing payment rate payable with respect to Net Sales of such Product in such country pursuant to this Section 5 to each Principal shall be reduced to [**] percent ([**]%) (amounting to [**] percent ([**]%) for both Principals in the aggregate) commencing at the time such Section 5.1.3(b) first became operative with respect to such Product in such country and continuing for such period as such Section 5.1.3(b) remains effective with respect to such Product in such country. The fact that Section 5.1.3(b) of the Pfizer License Agreement has become operative, or has ceased to be operative, with respect to any Product in any country in the Territory shall constitute MDCO Confidential Information for purposes of this Agreement.

          (b) Continuing payments under this Section 5 shall be payable on a Product-by-Product and country-by-country basis commencing as of the First Commercial Sale of the relevant Product in the relevant country and ending on the 30th anniversary of the Effective Date (provided that if the Royalty Term for such Product in such country shall expire earlier than the 30th anniversary of the Effective Date, the continuing payments for such Product in such country shall terminate as of the date such Royalty Term expires), and shall be otherwise calculated and paid in the manner, and at the times, specified in Sections 5.1.3, 5.1.6, 5.2 and 5.3 of the Pfizer License Agreement with respect to Royalties payable thereunder, mutatis mutandis and as applicable.
          (c) All continuing payments made pursuant to Section 5(a) shall be accompanied by delivery to the Brewer/Matin Parties of (i) a copy of the report delivered by MDCO to Pfizer under Section 5.1.3 of the Pfizer License Agreement for the applicable Calendar Quarter (the “Pfizer Royalty Report”), with any information relating to the calculation of Royalties payable to Pfizer and any other information not directly related to the calculation of Net Sales redacted therefrom in MDCO’s discretion, and (ii) MDCO’s calculation of continuing payments payable to the relevant Principal hereunder based on the applicable continuing payments rate set forth in Section 5(a) and the Net Sales (including all Deductions) reported on such Pfizer Royalty Report. Each report delivered to the Brewer/Matin Parties pursuant to the preceding sentence shall be accompanied by a certification, signed on behalf of MDCO by MDCO’s chief financial officer, to the effect that the Pfizer Royalty Report delivered to the Brewer/Matin Parties is identical to the report delivered to Pfizer pursuant to Section 5.1.3 of the Pfizer License Agreement (other than with respect to any information redacted therefrom in accordance with this Section 5(c)), subject to such adjustments as may be reasonably necessary to reflect any amendments to the Pfizer License Agreement entered into after the Effective Date. MDCO shall also furnish to the Brewer/Matin Parties a copy of any audit request delivered to MDCO by Pfizer pursuant to Section 6.1.2 of the Pfizer License Agreement and of any audit report or other information provided to Pfizer in connection with Section 6.1.2 of the Pfizer License Agreement by an independent auditor appointed pursuant to Section 6.1.2 of the Pfizer License Agreement, in each case reasonably promptly after the same becomes available to MDCO in writing and with any information relating to the calculation of Royalties payable to Pfizer and any other information not directly related to the calculation of Net Sales redacted therefrom in MDCO’s discretion. All materials, reports and information furnished to the Principals pursuant to this Section 5(c) shall constitute MDCO Confidential Information for purposes of this Agreement.
          (d) With respect to certain audit matters:
               (i) In the event that the Pfizer does not make at least [**] audit request pursuant to Section 6.1.2 of the Pfizer License Agreement during the [**]-year period commencing on the Effective Date (or during any [**]-year period commencing at expiration of the preceding [**]-year period), with notice of such audit request delivered to the Brewer/Matin Parties as required by Section 5(c), the Brewer/Matin Parties shall have the right, exercisable by written notice to MDCO executed by each of the Principals and delivered to MDCO not later than [**] days after expiration of the applicable [**]-year period, to engage an independent auditor reasonably acceptable to MDCO to examine the Relevant Records for the purpose of verifying compliance with the payment provisions of Sections 4 and 5 for such [**]-year period.

Such audit may be required by the Brewer/Matin Parties not more than [**] with respect to any [**]-year period described above (and, for the avoidance of doubt, may be so required only if the Brewer/Matin Parties do not receive a copy of at least [**] audit request delivered to MDCO by Pfizer pursuant to Section 6.1.2 of the Pfizer License Agreement with respect to such [**]-year period, regardless of whether any such audit request delivered to MDCO under the Pfizer License Agreement covers the entire such [**]-year period or any [**]-month or other portion thereof), and may cover all or any portion of such [**]-year period (but not less than a [**]-month period).
               (ii) Any such audit shall be requested by the Brewer/Matin Parties at least [**] days in advance, and shall be conducted during MDCO’s normal business hours and otherwise in a manner that minimizes any interference with MDCO’s business operations. The auditor shall enter into a reasonable confidentiality agreement with MDCO; shall only be permitted to disclose to the Brewer/Matin Parties the amount of any discrepancy, with respect to the aggregate periods audited, between the aggregate payments made by MDCO hereunder with respect to such periods and the aggregate amount payable by MDCO hereunder with respect to such periods, and shall not be permitted to disclose to the Brewer/Matin Parties any other information; and shall deliver its final audit report (the “B/M Audit Report”) simultaneously to the Brewer/Matin Parties and to MDCO.
               (iii) All costs and expenses of any such audit shall be borne by the Brewer/Matin Parties and not by MDCO, in all instances (regardless of the outcome of any audit). The Brewer/Matin Parties shall also be obligated to pay to MDCO, not later than [**] days after delivery of the B/M Audit Report, an audit fee (the “B/M Audit Fee”) in the amount of $[**] (which amount may, if not timely paid and in MDCO’ discretion, be deducted from any future payments to be made by MDCO to the Principals hereunder), in each case unless the B/M Audit Report shows that, for the periods so audited (in the aggregate), the aggregate payments made by MDCO hereunder with respect to such periods represented less than 95% of the aggregate amounts payable by MDCO hereunder with respect to such periods (the “Deficiency Threshold”).
               (iv) If the B/M Audit Report specifies that MDCO underpaid any amounts payable by it hereunder, then MDCO shall be obligated, within [**] days after MDCO’s receipt of the B/M Audit Report setting forth such deficiency and the final resolution of any disputes relating thereto, to pay to each Principal (A) one-half of the amount of such deficiency (amounting to the entire amount of such deficiency for both Principals in the aggregate) and (B) if (but only if) the B/M Audit Report shows that, for the periods audited thereby (in the aggregate), the aggregate payments made by MDCO hereunder with respect to such periods were below the Deficiency Threshold, then the further sum of $[**] (amounting to $[**] for both Principals in the aggregate). If the B/M Audit Report specifies that MDCO overpaid any amounts payable by it hereunder, then the Brewer/Matin Parties shall be obligated to pay to MDCO the amount of any such overpayment within the same [**] day period (which amount may, if not timely paid and in MDCO’s discretion, be deducted from any future payments to be made by MDCO to the Principals hereunder).

               (v) All materials, reports and information furnished to the Principals pursuant to this Section 5(d) shall constitute MDCO Confidential Information for purposes of this Agreement.
               (vi) Any payment to be made hereunder pursuant to the outcome of any audit conducted pursuant to this Section 5(d) shall be subject to the application of the provisions of Sections 5.1.6, 5.2 and 5.3 of the Pfizer License Agreement.
          (e) With respect to certain tax matters:
               (i) Unless otherwise required by applicable law, MDCO and the Brewer/Matin Parties shall treat all payments made pursuant to this Agreement to any of the Brewer/Matin Parties as compensation for services.
               (ii) The Brewer/Matin Parties have reviewed with their own tax advisors the federal, state, local and foreign tax consequences of payments contemplated by this Agreement. The Brewer/Matin Parties are relying solely on such advisors and not on any statements or representations of MDCO or any of its agents. The Brewer/Matin Parties acknowledge and agree that MDCO has the right to deduct from payments of any kind otherwise due to the Brewer/Matin Parties pursuant to this Agreement any federal, state or local taxes of any kind required by law to be withheld with respect to such payments. The Brewer/Matin Parties understand that they (and not MDCO) shall be responsible for their own tax liability that may arise as a result of payments contemplated by this Agreement. To the extent that the Agreement or any payment or benefit hereunder is compensation and shall be deemed not to comply with Section 409A of the Internal Revenue Code of 1986, as amended, then neither MDCO, its Board of Directors nor its or their designees or agents shall be liable to any of the Brewer/Matin Parties or any other Person for any additional taxes, penalties, interest or other costs, expenses or losses incurred by any of the Brewer/Matin Parties as the result thereof.
     6. Manner of Payment. Except as otherwise provided in Section 3 with respect to Upfront Payment amounts placed in escrow with the Brewer/Matin Agent, amounts payable to each Principal hereunder shall be paid by MDCO to such Principal’s bank account designated by such Principal to MDCO in writing not later than [**] days prior to the date of the applicable payment. For clarity, (a) all payments payable to the Principals under this Agreement shall be payable to the Principals or their duly designated assigns, successors or heirs, and (b) except with respect to amounts placed in escrow with the Brewer/Matin Agent as set forth in Section 3 (which amounts shall be paid as set forth in such Section 3), no Brewer/Matin Party other than the Principals and their duly designated assigns, successors and heirs shall be entitled to any payments hereunder.
     7. Termination of CDA; Other Confidentiality Matters.
          (a) Effective as of the time of effectiveness of this Agreement, the CDA is hereby terminated in its entirety and shall be of no further force or effect.
          (b) With respect to Project Information (as defined below):

               (i) All Project Information (A) disclosed by any Brewer/Matin Party (or any of its Affiliates, members, managers, partners, officers, directors, employees, agents, legal representatives, attorneys, consultants or advisors (collectively, “Representatives”)) to MDCO or any of its Representatives or (B) received by any Brewer/Matin Party or any of its Representatives from either (1) MDCO or its Representatives or (2) Pfizer or its Representatives, in each case at any time on or prior to the Effective Date, shall constitute MDCO Confidential Information (as defined below).
               (ii) Subject to the provisions of Section 7(d) (to the extent applicable to Project Information), all Project Information (A) shall be owned by MDCO, (B) may be used by MDCO in any manner and for any purpose in connection with the Use of the Compounds and the Products, and (C) may be disclosed by MDCO to any other Person in MDCO’s reasonable determination in connection with such Use; provided that (1) MDCO shall not use Project Information for any purpose unrelated to such Use and shall not disclose Project Information to any other Person except in connection with such Use or otherwise as permitted by Section 7(d), and (2) subject to any obligation the relevant Brewer/Matin Party owes to any third party, the Brewer/Matin Parties shall have the right to use Project Information for any purpose other than in connection with any such Use and to disclose Project Information to any other Person for a purpose not involving any such Use or otherwise as permitted by Section 7(c). All developments made by a Consenting Party based on Project Information shall be the property of such Consenting Party.
               (iii) “Project Information” shall mean (A) any and all inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, ideas (including clinical trial design and regulatory strategy ideas), processes, techniques, research and development information, copyrightable works, financial, marketing and business data, business plans and all other data and information of a financial, commercial, medical, scientific or technical nature, in each case to the extent and only to the extent relating in whole or in part to the ACS Asset, the Licensed Technology, any Compound or the Pfizer License Agreement, the terms thereof or any transactions or other matters contemplated thereby; (B) any proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (C) copies and tangible embodiments thereof.
               (iv) It is understood and agreed that none of the Brewer/Matin Parties makes any representation or warranty concerning whether any Project Information (including any clinical trial design ideas, market information, and regulatory strategy) will be accepted by any Regulatory Authority or will result in the successful development of any Product or any Regulatory Approval.
          (c) With respect to MDCO Confidential Information (as defined below):
               (i) Each of the Brewer/Matin Parties agrees that, without the prior written consent of MDCO, such Brewer/Matin Party will neither disclose to any other Person nor use for any purpose any of the MDCO Confidential Information, except as permitted by Section 7(b) with respect to Project Information and except to the extent that the relevant information (A) is disclosed to a Brewer/Matin Party’s Representative under obligations of confidentiality and non-use not less stringent than those set forth in this Agreement (provided that the Brewer/Matin Parties shall be responsible for any breach of such confidentiality and non-use obligations by any of their Representatives), (B) is (at the time the information is first obtained by the Brewer/Matin Parties) or becomes (after such time) known to the public or part of the public domain through no breach of this Agreement by any Brewer/Matin Parties or any of their Representatives, or (C) is required by law, regulation, court order or other legal process to be disclosed (provided that, with respect to any disclosure under this clause (C), the party subject to the requirement of such disclosure shall give MDCO reasonable prior notice of such disclosure and shall cooperate with MDCO in minimizing the extent of such disclosure).
               (ii) Notwithstanding anything to the contrary set forth herein, (A) in the event that the Principals wish to assign, pledge or otherwise transfer their rights to receive some or all of the milestone payments or continuing payments payable under this Agreement to a third party in compliance with the provisions of this Agreement (and solely in compliance with the provisions of this Agreement), the Brewer/Matin Parties may disclose to such third party copies of this Agreement and of the notices, certifications and reports delivered to the Principals pursuant to Sections 2, 4(e), 5(a), 5(c) and 5(d) hereof in connection with any such proposed assignment, provided that the Brewer/Matin Parties shall hold each such third party, with respect to any such materials disclosed to it, to written obligations of confidentiality and non-use with terms and conditions at least as restrictive as those set forth in this Agreement (and the Brewer/Matin Parties shall be responsible to MDCO for any breach by any such third party of any such obligations of confidentiality and non-use), and (B) the Brewer/Matin Parties may disclose to a third party, subject to written obligations of confidentiality and non-use with terms and conditions at least as restrictive as those set forth in this Agreement, solely the facts that the Brewer/Matin Parties made MDCO aware of the opportunity to license the ACS Asset from Pfizer and provided MDCO with certain information related to such opportunity (and the Brewer/Matin Parties shall be responsible to MDCO for any breach by any such third party of any such obligations of confidentiality and non-use). In addition, MDCO shall be named as an express third party beneficiary of any and all obligations of confidentiality and non-use imposed on a third party pursuant to this Section 7(c)(ii), entitled to enforce any and all such obligations directly against each such third party.
               (iii) “MDCO Confidential Information” means, in addition to Project Information, the terms and provisions of this Agreement and the Pfizer License Agreement; the occurrence and content of the Brewer/Matin Discussions and the Pfizer Discussions; and all notices, reports, certifications and information received by any Brewer/Matin Party or its Representatives pursuant to Sections 2, 4(e), 5(a), 5(c) or 5(d).
          (d) MDCO agrees that, without the prior written consent of each of the Principals, MDCO will not disclose to any other Person any of the B/M Confidential Information (as defined below), except to the extent that the relevant information (i) is disclosed to MDCO’s Representatives or actual or potential contractors, subcontractors, licensees, sublicensees, acquirors, financing sources, strategic partners and other business counterparties of MDCO, or their respective Representatives, in each case under obligations of confidentiality and non-use not less stringent than those set forth in this Agreement (provided that MDCO shall be responsible for any breach of such confidentiality and non-use obligations by any of its Representatives and such other counterparties and their Representatives), (ii) is (at the time the information is first obtained by MDCO) or becomes (after such time) known to the public or part of the public domain through no breach of this Agreement by MDCO or any of its Representatives, or (iii) is required by law, regulation, court order or other legal process to be disclosed (provided that, with respect to any disclosure under this clause (iii) that is not a SEC-Related Disclosure (as defined below), MDCO shall give each of the Principals reasonable prior notice of such disclosure and shall cooperate with each of the Principals in minimizing the extent of such disclosure). In addition, MDCO shall have the right to disclose this Agreement (redacted to exclude financial terms hereof, but for clarity, without limitation, without redaction of the provisions of Sections 7 and 8) to Pfizer in connection with the Pfizer License Agreement, subject to reasonable obligations of confidentiality. “B/M Confidential Information” means the terms and provisions of this Agreement and the occurrence and content of the Brewer/Matin Discussions.
          (e) Each of the Brewer/Matin Parties acknowledges and agrees that MDCO is, or may in the future become, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the rules of The NASDAQ Stock Market, and other federal, state and foreign securities laws, regulations promulgated thereunder, and rules of other stock exchanges and other self-regulatory organizations (collectively, the “Securities Laws”), and that MDCO may be required under the Securities Laws to disclose some or all B/M Confidential Information. If MDCO determines in good faith that disclosure of all or a portion of B/M Confidential Information is required or advisable under the Securities Laws (“SEC-Related Disclosure”) and that such SEC-Related Disclosure will identify any of the Principals by name, then, to the extent reasonably practicable, MDCO shall give each of the Principals an opportunity to review and provide comments on such disclosure before it is made and will consider such comments in good faith, provided that MDCO may accept or reject such comments in its sole discretion.
          (f) Each of the Consenting Parties agrees that the remedy at law for any breach of this Section 7 would be inadequate and that the non-breaching Consenting Parties shall be entitled to injunctive relief (without the necessity of posting bond or other security) in addition to any other remedy it may have upon breach of any provision of this Section 7.
     8. Releases; Non-Disparagement.
          (a) By Brewer/Martin Parties. Effective as of the time of release of this Agreement from escrow on the Effective Date as specified in Section 3:
               (i) Each of the Brewer/Matin Parties, on behalf of itself and each of its predecessors, successors, Affiliates, members, managers, partners, officers, directors, employees, agents, legal representatives, attorneys and assigns (and the predecessors, successors, assigns, heirs, executors and administrators of each of them) (collectively, the “B/M Releasors”), hereby releases and forever discharges each of MDCO and Pfizer and their respective predecessors, successors, Affiliates, members, managers, partners, officers, directors, employees, agents, legal representatives, attorneys and assigns (and the predecessors, successors, assigns, heirs, executors and administrators of each of them) (collectively, the “B/M Released Parties”), from any and all actions, causes of action, suits, costs, damages, judgments, claims, liabilities and demands of any nature whatsoever, whether presently known or unknown, in law or in equity, which the B/M Releasors ever had, now have or hereafter can, shall or may have for, upon, or by reason or cause of any kind whatsoever (including the Pfizer License Agreement, the CDA, the Brewer/Matin Discussions, the Pfizer Discussions, Project Information disclosed to any of the B/M Released Parties by any of the B/M Releasors, and any matter relating to any thereof), from the beginning of the world to the Effective Date (collectively, the “B/M Released Claims”); provided, however, that none of MDCO’s obligations arising from or in connection with, or governed or evidenced by, this Agreement, or claims and liabilities relating to this Agreement or to any breach of this Agreement, shall be included as B/M Released Claims.
               (ii) The B/M Releasors agree that they will not commence or prosecute any action or proceeding against the B/M Released Parties that concerns any of the B/M Released Claims. The B/M Releasors further agree that they will not assert any B/M Released Claims against the B/M Released Parties in any action or proceeding.
               (iii) The B/M Releasors represent and warrant that they are the sole owners of and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action or any part thereof relating to any matter covered by this Section 8(a).
               (iv) Except to the extent necessary to enforce their rights under this Agreement in a proceeding in a court of law or before an arbitrator, neither any of the Brewer/Matin Parties nor any of their respective Affiliates shall, at any time prior to the [**] anniversary of the Effective Date, publish, utter, broadcast, or otherwise communicate to any Person other than MDCO any information, misinformation, comments, opinions, remarks, articles, letters, or any other form of communication (whether written or oral and regardless of its believed truth) which is adverse to, reflects unfavorably upon, or tends to disparage MDCO, the ACS Asset, the Pfizer License Agreement, the Licensed Technology or any Compound or Product.
               (v) Each of the B/M Released Parties not party to this Agreement shall be an express third party beneficiary of this Agreement, entitled to enforce the provisions of this Section 8 against any B/M Releasor in such B/M Released Party’s own name.
          (b) By MDCO. Effective as of the time of release of this Agreement from escrow on the Effective Date as specified in Section 3:
               (i) MDCO, on behalf of itself and each of its predecessors, successors, Affiliates, members, managers, partners, officers, directors, employees, agents, legal representatives, attorneys and assigns (and the predecessors, successors, assigns, heirs, executors and administrators of each of them) (collectively, the “MDCO Releasors”), hereby releases and forever discharges the Brewer/Matin Parties and their respective predecessors, successors, Affiliates, members, managers, partners, officers, directors, employees, agents, legal representatives, attorneys and assigns (and the predecessors, successors, assigns, heirs, executors and administrators of each of them) (collectively, the “MDCO Released Parties”), from any and all actions, causes of action, suits, costs, damages, judgments, claims, liabilities and demands of any nature whatsoever, whether presently known or unknown, in law or in equity, which the MDCO Releasors ever had, now have or hereafter can, shall or may have for, upon, or by reason or cause of any kind whatsoever (including the Pfizer License Agreement, the CDA, the

Brewer/Matin Discussions, the Pfizer Discussions, Project Information disclosed to any of the MDCO Releasors by any of the MDCO Released Parties, and any matter relating to any thereof), from the beginning of the world to the Effective Date (collectively, the “MDCO Released Claims”); provided, however, that none of the obligations of any Brewer/Matin Party arising from or in connection with, or governed or evidenced by, this Agreement, or claims and liabilities relating to this Agreement or to any breach of this Agreement, shall be included as MDCO Released Claims.
               (ii) The MDCO Releasors agree that they will not commence or prosecute any action or proceeding against the MDCO Released Parties that concerns any of the MDCO Released Claims. The MDCO Releasors further agree that they will not assert any MDCO Released Claims against the MDCO Released Parties in any action or proceeding.
               (iii) The MDCO Releasors represent and warrant that they are the sole owners of and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand or cause of action or any part thereof relating to any matter covered by this Section 8(b).
               (iv) Except to the extent necessary to enforce its rights under this Agreement in a proceeding in a court of law or before an arbitrator, neither MDCO nor any of its Affiliates shall, at any time prior to the [**] anniversary of the Effective Date, publish, utter, broadcast, or otherwise communicate to any Person other than any Brewer/Matin Party any information, misinformation, comments, opinions, remarks, articles, letters, or any other form of communication (whether written or oral and regardless of its believed truth) which is adverse to, reflects unfavorably upon, or tends to disparage any of the Brewer/Matin Parties.
          (c) For purposes of this Agreement, the term “Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with, the first Person, and, with respect to an individual, any other individual related by blood, adoption or marriage to the first individual.
     9. Representations and Warranties.
          (a) By Brewer/Martin Parties. Each of the Brewer Parties hereby represents and warrants to MDCO that Brewer and Santamarina-Fojo own and hold, in the aggregate and both of record and beneficially, all of the limited liability company interests of WCA, and that no other Person owns or holds any option, warrant or other right to acquire any such interest. Each of the Brewer/Matin Parties hereby represents and warrants to MDCO that the Principals own and hold, in the aggregate and both of record and beneficially, all of the limited liability company interests of HDLT, and that no other Person owns or holds any option, warrant or other right to acquire any such interest, Further, each of the Brewer/Matin Parties hereby represents and warrants to MDCO that:
               (i) If such Brewer/Matin Party is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into, and perform its obligations under, this Agreement.

               (ii) Such Brewer/Matin Party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
               (iii) The execution, delivery and performance by such Brewer/Matin Party of this Agreement and the consummation by such Brewer/Matin Party of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Brewer/Matin Party.
               (iv) This Agreement has been duly and validly executed and delivered by such Brewer/Matin Party and constitutes a valid and binding obligation of such Brewer/Matin Party, enforceable against such Brewer/Matin Party in accordance with its terms except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
               (v) Neither the execution and delivery by such Brewer/Matin Party of this Agreement nor the consummation by such Brewer/Matin Party of the transactions contemplated hereby will (1) conflict with or violate any provision of the organizational documents of such Brewer/Matin Party, (2) require on the part of such Brewer/Matin Party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity, agency or body, (3) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which such Brewer/Matin Party is a party or by which such Brewer/Matin Party is bound or to which any of its assets is subject, (4) result in the imposition of any lien or encumbrance upon any assets of such Brewer/Matin Party or (5) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Brewer/Matin Party or any of its properties or assets.
          (b) By MDCO. MDCO hereby represents and warrants to the Brewer/Matin Parties that:
               (i) MDCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into, and perform its obligations under, this Agreement.
               (ii) MDCO has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
               (iii) The execution, delivery and performance by MDCO of this Agreement and the consummation by MDCO of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of MDCO.
               (iv) This Agreement has been duly and validly executed and delivered by MDCO and constitutes a valid and binding obligation of MDCO, enforceable against MDCO in accordance with its terms except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
               (v) Neither the execution and delivery by MDCO of this Agreement nor the consummation by MDCO of the transactions contemplated hereby will (1) conflict with or violate any provision of the certificate of incorporation or the by-laws of MDCO, (2) require on the part of MDCO any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity, agency or body, (3) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which MDCO is a party or by which MDCO is bound or to which any of its assets is subject, (4) result in the imposition of any lien or encumbrance upon any assets of MDCO or (5) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MDCO or any of its properties or assets.
     10. Miscellaneous.
          (a) Counterparts. This Agreement may be executed by facsimile or other electronically transmitted signatures, and may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.
          (b) Successors Bound; Assignment.
               (i) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
               (ii) To the extent permitted by law and unless provided otherwise in Section 10(b)(iv), and solely after compliance with the other provisions of this Section 10(b)(ii) and of Section 10(b)(iii), each Principal (a “Selling Principal”) may assign his (A) rights to receive some or all of the payments payable to him hereunder, together with (B) the Brewer/Matin Parties’ rights under Sections 2 (last sentence only), 4(e), 5(c) and 5(d) with respect to the right to receive payments so assigned (collectively, all of the rights described in clauses (A) and (B) of this sentence and intended to be assigned pursuant to this Section 10(b)(ii), the “Assigned Interest”), in each case after compliance with the provisions of Section 10(b)(iii) and to not more than [**] Qualified Buyers (as defined below); provided that (x) each such Qualified Buyer agrees in writing with MDCO to be subject to, and bound by, the Selling Principal’s obligations under this Agreement (including the obligations under Section 7 and this Section 10, but excluding Sections 8 and 9), (y) not more than [**] Qualified Buyers may have or receive any rights under this Agreement at any given time and (z) notwithstanding any such assignment, only a single Person (treating the Brewer/Matin Parties and their respective trusts, successors, heirs and permitted assigns, to the extent acting jointly, as a single Person for this purpose) shall be entitled to exercise any of rights of any of the Brewer/Matin Parties set forth in Section 2, 4(e), 5(c) or 5(d) of this Agreement.
               (iii) Each Selling Principal shall, prior to seeking Qualified Buyers interested in an assignment of the Assigned Interest pursuant to Section 10(b)(ii) (but in any event prior to effecting any such assignment), (A) give written notice to MDCO of his desire to effect such assignment (the “ROFN Notice”), specifying (1) whether the proposed assignment relates to all or a portion of the Selling Principal’s rights to receive payments hereunder (and if a portion, a reasonably detailed description of such portion) and offering (the “ROFN Offer”) to engage in good faith negotiations with MDCO, for a period of not less than [**] days (the “ROFN Period”), with a view toward reaching agreement on the terms and conditions of a purchase of the Assigned Interest by MDCO or one or more of its Affiliates. MDCO shall have [**] days or such longer period as may be specified in the ROFN Notice (the “ROFN Offer Period”) to accept or decline the ROFN Offer by notice in writing (the “ROFN Offer Response Notice”) to the relevant Selling Principal, provided that if MDCO does not give the ROFN Offer Response Notice to such Selling Principal prior to the expiration of the ROFN Offer Period, MDCO shall be deemed to have declined such ROFN Offer as of the expiration of the ROFN Offer Response Period. If the ROFN Offer Response Notice was timely given and indicated MDCO’s acceptance of the ROFN Offer, then MDCO and the relevant Selling Principal shall, for the duration of the ROFN Period, negotiate in good faith the terms and conditions of an assignment of the Assigned Interest to MDCO or one or more of its Affiliates. If MDCO declined or did not timely accept the ROFN Offer, or if MDCO and the relevant Selling Principal fail to reach agreement with respect to the assignment of the Assigned Interest to MDCO or one or more of its Affiliates prior to the expiration of the ROFN Period, then the such Selling Principal shall, subject to Section 10(b)(ii) and the other applicable provisions of this Section 10(b), have the right to assign the Assigned Interest to Qualified Buyer(s) at any time during [**] days after expiration of the ROFN Period (or, if earlier, the date on which MDCO declined the ROFN Offer in writing or the date on which MDCO was deemed to have so declined the ROFN Offer at the expiration of the ROFN Offer Period as set forth above, as applicable), on such terms and conditions as the Selling Principal and the Qualified Buyer(s) may agree. If the Selling Principal fails to close the assignment of the Assigned Interest to a Qualified Buyer prior to the expiration of the [**] day period referenced in the preceding sentence, then any subsequent assignment of the Assigned Interest to be made pursuant to Section 10(b)(ii) shall again require prior compliance with the provisions of this Section 10(b)(iii). For purposes of this Agreement, “Qualified Buyer” shall mean an institutional financial investor (excluding, for the avoidance of doubt, any pharmaceutical, biotechnology or other operating company, business or enterprise) regularly engaged in, and experienced in, the purchase of royalty or revenue streams similar in nature to the Principals’ right to receive payments hereunder.
               (iv) To the extent permitted by law, rights and obligations of a Principal hereunder may be assigned (A) to a trust, established for bona fide estate planning purposes, the sole beneficiaries of which are such Principal and one or more other individuals related to such Principal by blood, adoption or marriage, (B) to a charitable organization validly registered as a non-profit organization with the Internal Revenue Service and all applicable state authorities, or (C) by will or by the laws of descent and distribution to one or more individuals related to such Principal by blood, adoption or marriage who agree to be bound by the provisions of this Agreement (including provisions of Section 7 and this Section 10) applicable to the assigning Principal, in each case provided that (x) the assignee agrees in writing with MDCO to be subject to, and bound by, all of the assigning Principal’s obligations under this Agreement (including the obligations under Section 7 and this Section 10, but excluding, solely in the case of a charitable organization described in clause (B) of this sentence that is not an Affiliate of any of the Brewer/Matin Parties, Sections 8 and 9), and (y) notwithstanding any such assignment, only a single Person (treating the Brewer/Matin Parties and their respective trusts, successors, heirs and permitted assigns, to the extent acting jointly, as a single Person for this purpose) shall be entitled to exercise any of the rights of any of the Brewer/Matin Parties set forth in Sections 2, 4(e), 5(c) and 5(d) of this Agreement.
               (v) Except as permitted by the provisions of Sections 10(b)(ii) or 10(b)(iv), none of the Brewer/Matin Parties may assign this Agreement, or any of their respective rights or obligations hereunder, to any other Person without MDCO’s prior written consent (which may be granted or withheld in MDCO’s sole discretion). To the maximum extent permitted by law, any attempted or purported assignment by any of the Brewer/Matin Parties of its rights to receive payment hereunder, or of any other rights hereunder, or of any portion of any thereof, in each case in contravention of the provisions of Section 10(b)(ii), 10(b)(iii) or 10(b)(iv) or of this Section 10(b)(v), as applicable, shall be void. In the event that the restrictions set forth in Sections 10(b)(ii), 10(b)(iii) or 10(b)(iv) or in this Section 10(b)(v) on assignment of a Principal’s rights to receive payment hereunder are deemed to be invalid or otherwise unenforceable under applicable law (in whole or in part), and such Principal makes (or purports or attempts to make) an assignment of such rights in contravention of such restrictions, neither the assignee nor the assigning Principal shall thereafter be entitled to exercise any of the rights (but shall, to the maximum extent permitted by law, be subject to, and bound by, the obligations) of the assigning Principal hereunder (including for the avoidance of doubt any rights under Sections 2, 4(e), 5(c) and 5(d)) except that the assignee (to the extent of the assignment) or the assigning Principal, as applicable, shall nonetheless be entitled to continue to receive payments hereunder. In addition, if any limited liability company interest or other equity security or interest (or any option, warrant or other right to acquire the same) of WCA or HDLT is transferred or issued to any Person that is not an Affiliate of the Brewer/Matin Parties, then (i) the Principals shall, not later than [**] days thereafter, give written notice thereof to MDCO, and, unless MDCO otherwise consents in writing, (ii) effective as of the effectiveness of such transfer or issuance, WCA and/or HDLT (as applicable) shall cease to be entitled to (A) exercise any rights (but shall continue to be subject to, and bound by, the obligations) set forth in this Agreement (other than the rights set forth in Section 8) or (B) receive or otherwise have access to any notices, certifications, reports or information provided, delivered or furnished, or to be provided, delivered or furnished, by MDCO hereunder (and the other B/M Parties shall ensure that WCA and/or HDLT (as applicable) cease to receive, and have no further access to, any such notices, certifications, reports or information).
               (vi) Except as permitted by this Section 10(b)(vi), MDCO may not assign this Agreement, or any of its rights or obligations hereunder, to any other Person without the prior written consent of each of the Principals, and to the maximum extent permitted by law, any attempted or purported assignment by MDCO of its rights or obligations hereunder, or of any portion of any thereof, in each case in contravention of the provisions of this Section 10(b)(vi), shall be void. However, notwithstanding the foregoing or any other provision of this Agreement to the contrary, MDCO may assign and delegate its rights and obligations hereunder, in whole or by Product (as applicable) and with no need for any consent or other action of any of the Brewer/Matin Parties, to any other Person in connection with a sale, assignment or other transfer by MDCO of (x) all or substantially all of MDCO’s business and assets to which this Agreement relates, or (y) a specific Product or Products, provided in each case that either (1) such assignee assumes MDCO’s applicable obligations under this Agreement, or (2) MDCO retains information rights and financial resources sufficient to enable continued calculation and payment of amounts payable by MDCO hereunder on the basis of milestones achieved by, or Net Sales generated by, such assignee. In the event of such an assignment by MDCO pursuant to this Section 10(b)(vi), the definition of Net Sales under the Pfizer License Agreement shall, solely for purposes of this Agreement, be deemed amended to include such assignee as a Selling Party.
               (vii) No permitted or required assignment hereunder shall relieve the assignor of liability for its obligations (including confidentiality obligations) under this Agreement.
          (c) Governing Law/Arbitration.
               (i) This Agreement shall be governed by and construed under the laws in effect in the State of New York without giving effect to any conflicts of laws provision thereof or of any other jurisdiction that would produce a contrary result.
               (ii) Any disputes relating to the validity, interpretation or enforcement of this Agreement (including any dispute relating to any audit conducted pursuant to Section 5(d)) that are not otherwise resolved by the Consenting Parties shall be submitted to binding arbitration with the office of the American Arbitration Association in New York County, New York in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association. The American Arbitration Association shall appoint a single arbitrator who is neutral to the Consenting Parties to hear the dispute. The place of arbitration shall be New York, New York.
               (iii) The cost of the arbitration, including the fees and expenses of the arbitrator, will be shared equally by the Consenting Parties involved in the dispute. The substantially prevailing Consenting Party shall be entitled to recover from the losing Consenting Party the substantially prevailing Consenting Party’s attorneys’ fees and costs. The arbitrator shall have the right to apportion liability among the Consenting Parties involved in the dispute, to grant injunctive and other equitable relief, and to determine the substantially prevailing Consenting Party and the losing Consenting Party, but will not have the authority to award any punitive or exemplary damages. The arbitration award will be presented to the Consenting Parties involved in the dispute in writing, and upon the request of any such Consenting Party, will include findings of fact and, where appropriate, conclusions of law. The award may be confirmed and enforced in any court of competent jurisdiction.
               (iv) Notwithstanding the foregoing, application may be made to any court of competent jurisdiction by a Consenting Party seeking (A) preliminary injunctive or other temporary equitable relief pending arbitration in connection with this Agreement, or (B) preliminary or permanent injunctive relief from any court of competent jurisdiction in order to enforce compliance with the provisions of this Section 10(c).
          (d) Waivers and Amendments. The failure of any Consenting Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by any other Consenting Party. No waiver shall be effective unless it has been given in writing and signed by the Consenting Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Consenting Party.
          (e) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing (and, with respect to any such notice, consent, waiver or other communication given by any of the Brewer/Matin Parties, signed by each of the Principals) and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Consenting Party may designate by written notice pursuant to this Section 10(e), provided that at all times, a single Brewer/Matin Party shall be designated, in the manner provided in this Section 10(e), to receive all notices, consents, waivers, and other communications under this Agreement for all of the Brewer/Matin Parties in the aggregate):
If to MDCO:
The Medicines Company
8 Sylvan Way
Parsippany, NJ 07054
Fax: 1-862-207-6062
Attention: General Counsel
With a copy to:
WilmerHale
60 State Street
Boston, MA 02109
Fax: 1-617-526-5000
Attention: David E. Redlick, Esq.
If to any Brewer/Matin Party:
c/o HDLT LLC
95 South Terrace
Short Hills, NJ 07078
Fax: 1-301-299-6983
Attention: H. Bryan Brewer, Jr.

With a copy to:
Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
Fax: 1-212-355-3333
Attention: Kevin T. Collins, Esq.
          (f) Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
          (g) Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay and be solely responsible for all fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement.
          (h) Section Headings; References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties. All references to Sections and Exhibits are to the Sections of, and Exhibits to, this Agreement unless the context clearly indicates otherwise.
          (i) Entire Agreement. This Agreement, which includes its Exhibits, sets forth the entire agreement and understanding of the Consenting Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between or among any of the Consenting Parties with respect to such subject matter, including the CDA; provided, however, that any payment instructions furnished by the Principals to MDCO prior to the Effective Date with respect to payments to be made by MDCO on the Effective Date shall remain effective notwithstanding the execution and delivery of this Agreement.
          (j) Waiver of Rule of Construction. Each Consenting Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply. In construing this Agreement, (a) use of the singular includes the plural and vice versa; (b) “include” or “including” means “including without limitation”, and (c) except where the context otherwise requires, the word “or” is used in the inclusive sense.
          (k) Relationship of the Parties. Subject only to Section 10(l) below, nothing in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type among the Consenting Parties, or to constitute one Consenting Party as the agent of any of the other Consenting Parties. Moreover, each of the Consenting Parties agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each of the Consenting Parties shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Consenting Party the power or authority to act for, bind, or commit any of the other Consenting Parties. In the event one of the Principals is found to have breached his obligations under this Agreement it will not constitute a breach of this Agreement by the other Principal nor will it affect the non-breaching Principal’s rights under this Agreement.
          (l) Obligations of the Brewer/Matin Parties. All obligations of the Brewer/Matin Parties hereunder (including liability for breach of any representations, warranties, covenants and agreements) are (i) as between the Brewer Parties, on the one hand, and Matin, on the other hand, several (and not joint and several) in a 50/50 ratio, (ii) as among the Brewer Parties, joint and several in all respects, and (iii) to the extent attributable or allocable to HDLT, joint and several as among all of the Brewer/Matin Parties.
          (m) Counterparts; Manner of Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic means (such as e-mail exchange of .pdf or .tif files) with the same effect as physical delivery of manually signed originals.
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     IN WITNESS WHEREOF, the undersigned Consenting Parties have executed this Consent and Release Agreement as of the Effective Date.

MDCO: The Medicines Company
By:	/s/ Paul M. Antinori
	Name:	Paul M. Antinori
	Title:	SVP and General Counsel

Brewer/Matin Parties: Washington Cardiovascular Associates, LLC
By:	/s/ H. Bryan Brewer, Jr.
	Name:	H. Bryan Brewer, Jr.
	Title:	Director

HDLT LLC
By:	/s/ Michael Matin
	Name:	Michael Matin
	Title:	Chairman of the Board and Chief Executive Officer

/s/ H. Bryan Brewer, Jr.
H. Bryan Brewer, Jr.

/s/ Silvia Santamarina-Fojo
Silvia Santamarina-Fojo

/s/ Michael Matin
Michael Matin